Exhibit 99(a)(1)(E)

LETTER OF TRANSMITTAL AND CONSENT

FOR THE PRE-FUNDED COMMON STOCK PURCHASE WARRANTS

ZOOMCAR HOLDINGS, INC.

(Exchange Ratio of ten (10) Shares of Common Stock : One (1) Pre-Funded Warrant)

Representing the privately issued Pre-Funded common stock purchase warrants (the “Pre-Funded Warrants”) of Zoomcar Holdings, Inc. (the “Company”), exercisable for shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

The Pre-Funded Warrants are privately issued and are not publicly traded. There is no market for them. the Pre-Funded Warrants are held in certificated form and/or in book-entry form, as applicable.

Delivery of Pre-Funded Warrants. To validly tender Pre-Funded Warrants, the undersigned must (i) if the Pre-Funded Warrants are evidenced by certificates, deliver the certificate(s) representing the Pre-Funded Warrants (or an affidavit of lost certificate and indemnity documentation acceptable to the Company and the Exchange Agent), together with a properly completed and duly executed Letter of Transmittal and any other required documents, or (ii) if the Pre-Funded Warrants are held in book-entry form, cause such Pre-Funded Warrants to be delivered through book-entry transfer in accordance with the procedures described in the Offer to Exchange, together with a properly completed and duly executed Letter of Transmittal and any other required documents.

A: Name(s) and Address(es) of Registered Owner(s):	B: Number of Pre-Funded Warrants Being Exchanged:	C: Shares of Common Stock to be Issued:	D: New Warrants to be Issued:

Please fill in exactly as name(s) and address(es) appear on the Pre-Funded Warrants.		Multiply Column B by 10	N/A

No fractional shares will be issued. Pre-Funded Warrants may only be exchanged for whole shares of Common Stock. Because the Exchange Ratio is expressed as a whole number of shares per Pre-Funded Warrant, fractional shares are not expected; however, if any fractional shares would otherwise be issuable, the Company will, after aggregating all fractional shares of such holder, round down to the nearest whole share.

SPECIAL ISSUANCE INSTRUCTIONS

To be completed ONLY if the shares of Common Stock for surrendered Pre-Funded Warrants are to be issued in the name of someone other than the undersigned. Issue the shares to:

Name:_____________________________________________________________________________

Address:___________________________________________________________________________

Tax Identification or Social Security Number:________________________________________________

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the shares for surrendered Pre-Funded Warrants are to be delivered to someone other than the undersigned or to the undersigned at an address other than that shown above. Deliver the shares to:

Name:_____________________________________________________________________________

Address:___________________________________________________________________________

The undersigned acknowledges that the undersigned has been advised to consult with its own advisors as to the consequences of participating or not participating in the Offer.

REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE WARRANT HOLDER

The undersigned hereby represents, warrants to the Company, and agrees that:

(a)	the undersigned has full power and authority to tender the Pre-Funded Warrants and subscribe for all of the shares of the Company which may be received upon exchange of the Warrants;

(b)	the undersigned has good, marketable and unencumbered title to the Pre-Funded Warrants, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to their exchange, sale or transfer, and not subject to any adverse claim;

(c)	on request, the undersigned will execute and deliver any additional documents the Company deems necessary to complete the exchange of the Pre-Funded Warrants tendered hereby;

(d)	the undersigned understands that tenders of Pre-Funded Warrants pursuant to the Offer and in the instructions hereto will constitute the undersigned’s acceptance of the terms and conditions of the Offer;

(e)	the undersigned agrees to all of the terms of the Offer;

(f)	the undersigned hereby agrees to permanently waive and renounce any and all “full ratchet” or other price-based anti-dilution rights, if any, that attach to any securities of the Company that it holds that were issued in connection with the Pre-Funded Warrants that it is tendering for exchange hereby;

(g)	the undersigned is an “Accredited Investor” as defined in Rule 501 promulgated under the Securities Act of 1933, as amended.

By signing and delivering this Letter of Transmittal and Consent and tendering any Pre-Funded Warrants, the undersigned hereby irrevocably consents to and approves (and, if applicable, directs the warrant agent or the Company to effect) any amendment(s) and/or supplement(s) to the governing Pre-Funded Warrant instrument as may be necessary or advisable to facilitate the exchange of the Pre-Funded Warrants for shares of Common Stock pursuant to the Offer, in each case as described in the Offer Materials (the “Pre-Funded Warrant Amendment”).

All authorities conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy, and legal representatives of the undersigned. Except as stated in the Offer, this tender is irrevocable.

Delivery of this Letter of Transmittal and all other documents to an address, or transmission of instructions to an email address, other than as set forth below, does not constitute a valid delivery. Please carefully read this entire Letter of Transmittal, including the accompanying instructions before responding.

Exchange Agent:

Vinyl Equity, Inc.

912 Cherry Street

Winnetka, IL

Email: inquiries@vinylequity.com

IMPORTANT—WARRANT HOLDERS SIGN HERE

(Must be signed by registered holder(s) exactly as name(s) appear(s) on the Pre-Funded Warrants and documents transmitted herewith. U.S. Holders please also obtain and complete IRS Form W-9. Non-U.S. Holders please obtain and complete IRS Form W-8BEN, W-8BEN-E, or other applicable IRS Form W-8.)

Signature:___________________________________________________________________________

Name:____________________________________ Capacity:_________________________________

Phone Number:_________________ Tax Identification or Social Security Number: _____________

Date:_________________

INSTRUCTIONS FOR LETTER OF TRANSMITTAL AND CONSENT

1. Delivery of Letter of Transmittal and Pre-Funded Warrants. The Letter of Transmittal properly completed and duly executed should be delivered to the Exchange Agent as set forth in the Offer to Exchange. The Exchange Agent will accept email delivery of the Letter of Transmittal at inquiries@vinylequity.com.

THE METHOD OF DELIVERY OF PRE-FUNDED WARRANT(S) AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE OWNER. IT IS RECOMMENDED THAT THEY BE SENT BY AN OVERNIGHT OR HAND DELIVERY SERVICE.

2. Inadequate Space. If the space provided on the Letter of Transmittal is inadequate for you to provide the requested information, any information should be listed on a separate schedule to be attached thereto.

3. Signatures of Letter of Transmittal and Endorsements. When the Letter of Transmittal is signed by the registered owner(s) of the Pre-Funded Warrant(s) listed and surrendered hereby, no endorsements of warrants or separate assignments are required.

If the Pre-Funded Warrant(s) surrendered is (are) owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

If any surrendered Pre-Funded Warrant(s) are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorney-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and proper evidence, satisfactory to the Company and/or Exchange Agent, of their authority to do so must be submitted.

4. Special Issuance and Delivery Instructions. Indicate the name and address to which shares are to be issued and/or delivered if different from the name and address of the person(s) signing the Letter of Transmittal.

5. Additional Copies. Additional copies of the Letter of Transmittal may be obtained from the Company or the Exchange Agent at the address listed below.

6. Expiration Date. No Letters of Transmittal will be accepted after 5:00 p.m. Eastern Time on March 31, 2026, unless the Offer is extended.

7. Form W-9 and Form W-8. To avoid backup withholding, a tendering warrant holder is required to provide the Exchange Agent with a correct Taxpayer Identification Number (“TIN”) on Form W-9 and to certify, under penalties of perjury, that such number is correct and that such warrant holder is not subject to backup withholding of U.S. federal income tax, and that such warrant holder is a U.S. person (as defined for U.S. federal income tax purposes). If a tendering warrant holder has been notified by the Internal Revenue Service (“IRS”) that such warrant holder is subject to backup withholding, such warrant holder must cross out item (2) of the Certification box of the Form W-9, unless such warrant holder has since been notified by the IRS that such warrant holder is no longer subject to backup withholding.

Failure to provide the information on the Form W-9 may subject the tendering warrant holder to U.S. federal income tax withholding.

Certain warrant holders (including, among others, all corporations and certain foreign individuals and entities) may not be subject to backup withholding. Foreign warrant holders should submit an appropriate and properly completed IRS Form W-8 in order to avoid backup withholding. Such warrant holders should consult a tax advisor to determine which Form W-8 is appropriate.

All questions as to the validity, form and eligibility of any surrender of Pre-Funded Warrants will be determined by the Company and such determination shall be final and binding. The Company reserves the right to waive any irregularities or defects in the surrender of any Pre-Funded Warrants. A surrender will not be deemed to have been made until all irregularities have been cured or waived. The Company is under no obligation to waive or to provide any notification of any irregularities or defects in the surrender of any Pre-Funded Warrants, nor shall the Company be liable for any failure to give such notification.

For Information:

Company

Zoomcar Holdings, Inc.

Anjaneya Techno Park, No.147, 1st Floor

Kodihalli, Bangalore, India 560008

Attn: Chief Legal Officer & General Counsel

Email: investors@zoomcar.com

Phone: +91 8048821871

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